Earnings Results 4th Quarter 2024 January 16, 2025 Exhibit 99.2

2 This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/ financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation. Forward-Looking Statements and Non-GAAP Financial Measures

33 Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities

- **Ranked #10 SBA Lender in the country (FY2024)**, the 16th consecutive year among the nation's top 10 SBA Lenders
- **~$54 million contributed by M&T and The M&T Charitable Foundation** to supporting our communities
- **Highest possible CRA rating** from Federal Reserve since 1982
- **$2.5 billion** of social sustainable finance loans and investments

Investing in Our Employees

- **412 people** participated in specialized M&T learning and development programs, which have been running for four decades
- **9.6 years** average employee tenure
- **80** Employee Resource Group chapters with participation by **51%** of managers and **35%** of employees (non-managers)
- **94%** participation by M&T employees in M&T's 401(k) plan

Sustainability Bond Issuance

- Published Sustainable Financing Framework and associated Second-Party Opinion in 2024
- In December 2024, M&T issued its first sustainability bond **($500 million)**

Strong Governance and Consistent Leadership

- **94%** of Board members are independent (1)
- More than **40%** of M&T's Board of Directors team is diverse (**25%** of directors are women, **19%** of directors are people of color)
- **17-year average tenure** for executive officers

Preserving our Environment

- **$671 million** made in environmental sustainable finance loans and investments
- Reduced combined scope 1 and 2 emissions by **8.5%** YoY
- Goal: Carbon neutral by 2035 including Scope 1 and 2 (Market) GHG emissions, with interim reduction targets based on our 2023 baseline (**20%** reduction by 2027 and **45%** reduction by 2030)
- Goal: Offset **100%** of electricity use with Renewable Energy by 2030 (2)

Note: All data except for SBA data and Board of Directors data are as of December 31, 2023. SBA data is for the period October 1, 2023 to September 30, 2024. Board of Directors data is as of December 31, 2024. The metrics and methodologies included in sustainable finance reporting are subject to change based on the best information available. M&T continues to review and enhance its reporting capabilities in line with applicable legal and regulatory requirements and industry standards and practices.

(1) Following the criteria for independence required by the New York Stock Exchange as well as M&T's Corporate Governance Standards. (2) Until M&T reaches carbon neutrality

M&T Bank Corporation 4

5 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades #1 in Customer Satisfaction with Mobile Banking Apps among Regional Banks Association for Talent Development

6 Financial Results

Full Year 2024 Highlights

GAAP

($ in millions, except per share)	2024	2023
Revenues	$9,279	$9,643
Noninterest Expense	5,359	5,379
Provision for Credit Losses	610	645
Net Income	2,588	2,741
Diluted EPS	14.64	15.79
Return on Assets	1.23%	1.33%
Return on Common Equity	9.54	11.06
Net Interest Margin	3.58	3.83
Net Charge-offs % Avg Loans	.41	.33

Notable items

($ in millions, except per share)	2024		2023	
	Amt	EPS	Amt	EPS
Discrete Tax Benefits[1]	$31	$0.19	$—	$—
Pension Plan Distribution Benefit[2][3]	12	0.05	—	—
Non-core Securities Net Gains[2]	10	0.04	—	—
Gain on Sale of Collective Investment Trust ("CIT")[2][4]	—	—	225	0.94
Redemption of Trust Preferred Obligations[2][3]	(20)	(0.09)	—	—
Vacated Facility Write-downs[2][3]	(27)	(0.12)	—	—
FDIC Special Assessment[2]	(34)	(0.15)	(197)	(0.88)

- Improved CET1 ratio to **11.67%**[5]
- Reduced CRE concentration ratio from **183%** at 12/31/2023 to **136%** at 12/31/2024
- Resumed share repurchases, including **$400 million**[6] in the second half of 2024
- Significantly reduced nonaccrual and criticized loan balances

Note: (1) A net discrete tax benefit of $17 million ($0.10 earnings per share) and $14 million ($0.08 earnings per share) were recognized in Q1 2024 and Q3 2024, respectively. (2) Amounts presented before any related tax effect. (3) Included in other costs of operations. (4) Included in other revenues from operations. (5) Estimated at December 31, 2024. (6) Includes share repurchase excise tax.

M&T Bank Corporation 7

8 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. • Tangible Book Value per Share increased +11% YoY Full Year 2024 Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 2024 2023 Net Operating Income $2,630 $2,789 Diluted Net Operating EPS 14.88 16.08 Efficiency Ratio 56.9% 54.9% Net Operating ROTA 1.30 1.42 Net Operating ROTCE 14.54 17.60 Tangible Book Value per Share (2) $109.36 $98.54

9 • Revenues increased +2% QoQ • Diluted EPS increased +41% YoY • Provision for Credit Losses declined -38% YoY Notable items ($ in millions, except per share) 4Q24 3Q24 4Q23 Amt EPS Amt EPS Amt EPS Non-core Securities Net Gains(1) $18 $0.08 $— $— $— $— Pension Plan Distribution Benefit(1)(2) 12 0.05 — — — — Discrete Tax Benefits — — 14 0.08 — — FDIC Special Assessment(1) — — — — (197) (0.88) Redemption of Trust Preferred Obligations(1)(2) (20) (0.09) — — — — Vacated Facility Write- downs(1)(2) (27) (0.12) — — — — Fourth Quarter 2024 Earnings Highlights GAAP ($ in millions, except per share) 4Q24 3Q24 4Q23 Revenues $2,385 $2,332 $2,300 Noninterest Expense 1,363 1,303 1,450 Provision for Credit Losses 140 120 225 Net Income 681 721 482 Diluted EPS 3.86 4.02 2.74 Return on Assets 1.28% 1.37% .92% Return on Common Equity 9.75 10.26 7.41 Net Interest Margin 3.58 3.62 3.61 Net Charge-offs % Avg Loans .47 .35 .44 Note: (1) Amounts presented before any related tax effect. (2) Included in other costs of operations.

10 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. Fourth Quarter 2024 Earnings Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 4Q24 3Q24 4Q23 Net Operating Income $691 $731 $494 Diluted Net Operating EPS 3.92 4.08 2.81 Efficiency Ratio 56.8% 55.0% 62.1% Net Operating ROTA 1.35 1.45 .98 Net Operating ROTCE 14.66 15.47 11.70 Tangible Book Value per Share (2) $109.36 $107.97 $98.54 • Tangible Book Value per Share increased +1% QoQ • Net Operating ROTA increased +37 bps YoY • Net Operating ROTCE increased +296 bps YoY

Net Interest Income & Net Interest Margin


$ IN MILLIONS
$1,735
$1,692
$1,731
$1,739
$1,740
3.61%
3.52%
3.59%
3.62%
3.58%
4Q23
1Q24
2Q24
3Q24
4Q24
Net Interest Income (Taxable-equivalent)(1)
Net Interest Margin

QoQ Drivers

- Taxable-equivalent net interest income[1] increased **+$1 million** or **less than +1% QoQ**
  - Favorable impact from repricing in the investment securities and consumer loan portfolios
  - Higher nonaccrual interest
  - Balance sheet growth
  - Rate cuts and repricing
- Net interest margin declined **-4 bps QoQ** to **3.58%**
  - Contribution of net free funds **(-10 bps)**
  - Fixed rate earning assets repricing, mostly in the investment portfolio and consumer loans **(+3 bps)**
  - Higher nonaccrual interest **(+3 bps)**

Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset.

M&T Bank Corporation 11

Balance Sheet – Overview

Average Balances, $ in billions, except per share	4Q24	3Q24	4Q23	Change 4Q24 vs 3Q24	Change 4Q24 vs 4Q23
Interest-bearing Deposits at Banks	$23.6	$25.5	$30.2	-7%	-22%
Investment Securities	33.7	31.0	27.5	9	23
Commercial and Industrial ("C&I")	60.7	59.8	55.4	2	10
Commercial Real Estate ("CRE")	27.9	29.1	33.5	-4	-17
Residential Mortgage	23.1	23.0	23.3	—	-1
Consumer	24.0	22.9	20.6	5	17
Total Loans	135.7	134.8	132.8	1	2
Earning Assets	193.1	191.4	190.5	1	1
Deposits	164.6	161.5	164.7	2	—
Borrowings	14.2	15.4	13.1	-8	9
Common Shareholders' Equity	26.3	26.2	24.5	1	7
As of Quarter End					
Common Shareholders' Equity per Share	$160.90	$159.38	$150.15	1%	7%
Tangible Equity per Common Share[1]	109.36	107.97	98.54	1	11
Tangible Common Equity / Tangible Assets[1]	9.07%	8.83%	8.20%	24 bps	87 bps
Common Equity Tier 1 ("CET1") Capital Ratio	11.67 [2]	11.54	10.98	13 bps	69 bps

- Capital levels strong with CET1 ratio of **11.67%**[2]
- Repurchased **$200 million**[3] of shares in 4Q24

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) December 31, 2024 CET1 ratio is estimated. (3) Includes share repurchase excise tax.

M&T Bank Corporation 12

13 Balance Sheet – Average Loans QoQ Drivers Average loans increased +$1.0 billion or +1% QoQ: • C&I loans increased +2% (+$925 million), driven by lending activities to financial and insurance industry customers and motor vehicle and recreational finance dealers • CRE loans declined -4% (-$1.2 billion), reflecting paydowns. The CRE loan concentration approximated 136% of Tier 1 capital plus allowable allowance for credit losses at 12/31/24 • Consumer loans rose +5% (+$1.1 billion), driven by increases in recreational finance and automobile loans $ IN B IL LI O N S $55.4 $56.8 $58.1 $59.8 $60.7 $33.5 $32.7 $31.5 $29.1 $27.9 $23.3 $23.1 $23.0 $23.0 $23.1 $20.6 $21.2 $22.0 $22.9 $24.0 $132.8 $133.8 $134.6 $134.8 $135.7 6.33% 6.32% 6.38% 6.38% 6.17% C&I CRE Residential Mortgage Consumer Total Loans Total Loan Yield 4Q23 1Q24 2Q24 3Q24 4Q24

14 Balance Sheet – Securities and Cash Duration Pre-tax Unrealized Gain/(Loss) AFS ~2.6 years $(205) million HTM ~5.3 years $(1,242) million Total Debt Securities ~3.7 years $(1,447) million $ IN B IL LI O N S Average Investment Securities and Yield $27.5 $28.6 $29.7 $31.0 $33.7 3.13% 3.30% 3.61% 3.70% 3.88% 4Q23 1Q24 2Q24 3Q24 4Q24 Cash 4% Interest- bearing deposits at banks 34% Other Securities 2% HTM Securities 26% AFS Securities 34% $54.8B TOTAL Yield up +18 bps Securities and Cash - at 12/31/24

15 Balance Sheet – Average Deposits QoQ Drivers Average deposits increased +$3.1 billion or +2% QoQ: • Average noninterest-bearing deposits increased +$396 million or +1% • Average savings and interest-checking deposits increased +$3.8 billion or +4% • Average time deposits decreased -$1.1 billion or -6% • Interest-bearing deposit costs declined -24 bps • Total deposit costs declined -16 bps$ IN B IL LI O N S $50.1 $48.6 $47.7 $46.2 $46.5 $93.4 $94.9 $96.0 $98.3 $102.1 $21.2 $20.6 $19.8 $17.0 $16.0 $164.7 $164.1 $163.5 $161.5 $164.6 Noninterest-bearing Deposits Savings and Interest-checking Deposits Time Deposits Total Deposits 4Q23 1Q24 2Q24 3Q24 4Q24 4Q23 1Q24 2Q24 3Q24 4Q24 Total deposit cost 2.01% 2.06% 2.06% 2.06% 1.90% Interest-bearing deposit cost 2.90% 2.93% 2.90% 2.88% 2.64%

16 $ IN M IL LI O N S $578 $580 $584 $606 $657 Noninterest Income 4Q23 1Q24 2Q24 3Q24 4Q24 Change 4Q24 vs $ in millions 4Q24 3Q24 4Q23   3Q24 4Q23 Mortgage Banking Revenues $117 $109 $112 8% 4% Service Charges on Deposits 131 132 121 — 9 Trust Income 175 170 159 3 11 Brokerage Services 30 32 26 -1 18 Non-hedge Derivatives / Trading 10 13 11 -33 -20 Securities Gain/(Loss) 18 (2) 4 — 407 Other Revenues from Operations 176 152 145 15 20 Noninterest Income $657 $606 $578   8% 14% Income Statement – Noninterest Income Noninterest income increased +$51 million or +8% QoQ: • Mortgage banking revenues increased +$8 million QoQ: – Higher gains on sale of commercial mortgage loans • Securities gain (loss) +$20 million QoQ: – Reflects realized gains (losses) on non-core investment securities • Other revenues from operations increased +$24 million QoQ: – Received a $23 million distribution from M&T's investment in BLG in 4Q24 QoQ Drivers

Income Statement – Noninterest Expenses



$ IN MILLIONS
$1,450
$1,435
62.1%
Adjusted Efficiency 53.6%(2)
4Q23
$1,396
$1,381
60.8%
Adjusted Efficiency 59.6%(2)
1Q24
$1,297
$1,284
55.3%
Adjusted Efficiency 55.1%(2)
2Q24
$1,303
$1,291
55.0%
3Q24
$1,363
$1,350
56.8%
Adjusted Efficiency 55.3%(3)
4Q24
Operating Noninterest Expense
Total Noninterest Expense
Intangible Amort & Merger-Related
Efficiency Ratio(1)

$ in millions	4Q24	3Q24	4Q23	Change 4Q24 vs 3Q24	Change 4Q24 vs 4Q23
Salaries & Benefits[4]	$790	$775	$724	2%	9%
Equip & Occupancy	133	125	134	7	-1
Outside Data Proc & SW	125	123	114	1	9
Professional & Other Services	80	88	99	-7	-18
FDIC Assessments	24	25	228	-6	-90
Advert. & Marketing	30	27	26	11	17
Other Costs of Operations	168	128	110	31	52
Operating Expense[1]	1,350	1,291	1,435	5	-6
Intangible Amortization	13	12	15	—	-15
Total Noninterest Expense	**$1,363**	**$1,303**	**$1,450**	**5%**	**-6%**

QoQ Drivers

Noninterest expense increased +$60 million QoQ:

- Salaries and employee benefits expense up **+$15 million QoQ** inclusive of higher incentive compensation
- Other costs of operations increased **+$40 million QoQ**:
  - Write-down of two vacated office facilities **+$27 million**
  - Redemption loss on certain M&T trust preferred obligations **+$20 million**
  - Pension plan distribution benefit **-$12 million**

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) Adjusted efficiency ratio excludes $197 million, $29 million and $5 million FDIC special assessment from the numerator for 4Q23, 1Q24 and 2Q24, respectively. (3) Adjusted efficiency ratio excludes 4Q24 notable items on slide 9. (4) Severance charges for 4Q24, 3Q24 and 4Q23 were $7 million, $5 million and $12 million, respectively.

M&T Bank Corporation 17

18 $ IN M IL LI O N S Nonaccrual Loans $2,166 $2,302 $2,024 $1,926 $1,690 1.62% 1.71% 1.50% 1.42% 1.25% Nonaccrual Loans ($) Nonaccrual Loans (%) 4Q23 1Q24 2Q24 3Q24 4Q24 $ IN M IL LI O N S Net Charge-offs $148 $138 $137 $120 $160 0.44% 0.42% 0.41% 0.35% 0.47% Net Charge-offs ($) Net Charge-off Ratio (%) 4Q23 1Q24 2Q24 3Q24 4Q24 Credit $ IN M IL LI O N S Allowance for Credit Losses $2,129 $2,191 $2,204 $2,204 $2,184 1.59% 1.62% 1.63% 1.62% 1.61% Allowance for Credit Losses ($) Allowance for Credit Losses (%) 4Q23 1Q24 2Q24 3Q24 4Q24 $ IN M IL LI O N S Provision for Credit Losses $225 $200 $150 $120 $140 4Q23 1Q24 2Q24 3Q24 4Q24

19 Criticized C&I and CRE Loans Criticized loans decreased -$1 billion QoQ: • C&I decreased -$302 million – Driven predominantly by motor vehicle and recreational finance dealers, services industry and health services • CRE decreased -$691 million – Permanent CRE -$431 million – Construction -$260 million • 97% of criticized accrual loans are current • 53% of criticized nonaccrual loans are current$ IN B IL LI O N S $12.6 $12.9 $12.1 $10.9 $9.9 14.0% 14.3% 13.5% 12.2% 11.2% Criticized Criticized % of C&I and CRE Loans 4Q23 1Q24 2Q24 3Q24 4Q24

Criticized C&I Loans

(Dollars in millions)	December 31, 2024 Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized	September 30, 2024 Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized
Commercial and industrial excluding owner-occupied real estate by industry:								
Financial and insurance	$11,479	$71	$35	$106	$11,056	$119	$15	$134
Services	7,409	247	112	359	7,635	337	119	456
Motor vehicle and recreational finance dealers	7,229	527	38	565	6,652	560	97	657
Manufacturing	6,077	394	116	510	6,231	429	109	538
Wholesale	4,057	334	28	362	4,086	253	28	281
Transportation, communications, utilities	3,567	286	62	348	3,770	282	69	351
Retail	3,097	66	17	83	3,083	75	23	98
Construction	2,143	155	44	199	2,226	154	54	208
Health services	1,892	207	36	243	1,933	209	32	241
Real estate investors	1,751	148	8	156	1,641	150	4	154
Other	1,773	109	39	148	1,730	98	53	151
Total commercial and industrial excluding owner-occupied real estate	$50,474	$2,544	$535	$3,079	$50,043	$2,666	$603	$3,269
Owner-occupied real estate by industry:								
Services	$2,345	$153	$26	$179	$2,336	$169	$43	$212
Motor vehicle and recreational finance dealers	2,236	31	8	39	2,072	42	10	52
Retail	1,677	69	16	85	1,617	66	18	84
Health services	1,330	156	66	222	1,432	259	81	340
Wholesale	857	62	3	65	865	26	4	30
Manufacturing	809	73	24	97	844	49	23	72
Real estate investors	702	43	6	49	773	44	15	59
Other	1,051	54	12	66	1,030	52	13	65
Total owner-occupied real estate	11,007	641	161	802	10,969	707	207	914
Total	$61,481	$3,185	$696	$3,881	$61,012	$3,373	$810	$4,183
Percent criticized - excluding owner-occupied real estate				6.1%				6.5%
Percent criticized - owner-occupied real estate				7.3%				8.3%
Percent criticized - total commercial and industrial				6.3%				6.9%

M&T Bank Corporation 20

21 Criticized CRE Loans December 31, 2024 September 30, 2024 (Dollars in millions) Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Permanent finance by property type: Apartments/Multifamily $5,628 $935 $114 $1,049 $6,291 $884 $120 $1,004 Retail/Service 4,747 673 80 753 5,040 734 134 868 Office 4,170 1,125 117 1,242 4,413 1,177 131 1,308 Health services 2,038 560 25 585 2,286 734 29 763 Hotel 1,984 317 118 435 2,133 375 146 521 Industrial/Warehouse 1,926 143 13 156 1,949 143 16 159 Other 287 30 1 31 259 57 2 59 Total permanent 20,780 3,783 468 4,251 22,371 4,104 578 4,682 Construction/Development 5,984 1,715 68 1,783 6,312 1,957 86 2,043 Total $26,764 $5,498 $536 $6,034 $28,683 $6,061 $664 $6,725 Percent criticized - total commercial real estate 22.5% 23.4%

22 CET1 10.98% 11.08% 11.45% 11.54% 11.67% 4Q23 1Q24 2Q24 3Q24 4Q24 TBVPS $98.54 $99.54 $102.42 $107.97 $109.36 4Q23 1Q24 2Q24 3Q24 4Q24 Capital • CET1 capital ratio increased +13 bps to 11.67%(1) at the end of 4Q24 • Tangible book value per share increased +1% to $109.36 Note: (1) December 31, 2024 CET1 ratio is estimated. (2) See Appendix for reconciliation of GAAP with this non-GAAP measure. QoQ Drivers • Tangible common equity to tangible assets increased +24 bps to 9.07% at the end of 4Q24 • AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(4) bps at the end of 4Q24 (1) (2)

Focused on Four Priorities 23 Build our New England and Long Island Markets Optimize our Resources through Simplification Make our Systems and Processes Resilient and Scalable Continue to Develop and Scale our Capability to Manage Risk We continue our mission to simplify M&T and make investments that will improve the experience of our customers and colleagues — and help us maintain our differentiated community bank approach

2025 Outlook

		2025 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	\$7.1 billion to \$7.2 billion	• NIM in the mid 3.60s • Range dependent on deposit trends and loan growth and shape of the yield curve
	Fee Income	\$2.5 billion to \$2.6 billion	• Continued strength in trust and mortgage
	GAAP Expense ***Includes intangible amortization***	\$5.4 billion to \$5.5 billion	• Continued focus on managing expense, while investing in enterprise priorities
	Net Charge-Offs ***% of Average Loans***	~40 basis points	• Reflects continued normalization in consumer and year over year improvement in commercial
	Tax Rate **Taxable-equivalent**	~24.5%	
Average Balances	**Loans**	\$137 billion to \$139 billion	• Growth in C&I, consumer, and residential mortgage, declines in CRE
	Deposits	\$164 billion to \$166 billion	• Focus on growing customer deposits
	CET1 Ratio	Target ~11% in 2025	

M&T Bank Corporation 24

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Leading position in core markets

Strong Shareholder Returns

- 15-17% ROTCE[(1)]
- Robust dividend growth
- 8% TBV per share growth[(2)]

Source: FactSet, S&P Global, Company Filings.

Note: (1) ROTCE range comprises 5 years of the trailing 3-year ROTCE from 2019-2024, consistent with M&T's measurement of ROTCE for performance-based stock compensation. (2) TBV per share growth represents CAGR from 2019-2024.

M&T Bank Corporation 25

26 Appendix

Appendix

GAAP to Net Operating (Non-GAAP) Reconciliation

In millions, except per share	4Q23	1Q24	2Q24	3Q24	4Q24	2023	2024
Net income							
Net income	$482	$531	$655	$721	$681	$2,741	$2,588
Amortization of core deposits and other intangible assets [1]	12	12	10	10	10	48	42
Net operating income	$494	$543	$665	$731	$691	$2,789	$2,630
Earnings per common share							
Diluted earnings per common share	$2.74	$3.02	$3.73	$4.02	$3.86	$15.79	$14.64
Amortization of core deposits and other intangible assets [1]	0.07	0.07	0.06	0.06	0.06	0.29	0.24
Diluted net operating earnings per common share	$2.81	$3.09	$3.79	$4.08	$3.92	$16.08	$14.88

M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Note: (1) After any related tax effect

M&T Bank Corporation 27

28 Appendix GAAP to Net Operating (Non-GAAP) Reconciliation In millions 4Q23 1Q24 2Q24 3Q24 4Q24 2023 2024 Other expense Other expense $1,450 $1,396 $1,297 $1,303 $1,363 $5,379 $5,359 Amortization of core deposit and other intangible assets (15) (15) (13) (12) (13) (62) (53) Noninterest operating expense $1,435 $1,381 $1,284 $1,291 $1,350 $5,317 $5,306 Efficiency ratio Noninterest operating expense (numerator) $1,435 $1,381 $1,284 $1,291 $1,350 $5,317 $5,306 Taxable-equivalent net interest income $1,735 $1,692 $1,731 $1,739 $1,740 $7,169 $6,902 Other income 578 580 584 606 657 2,528 2,427 Less: Gain (loss) on bank investment securities 4 2 (8) (2) 18 4 10 Denominator $2,309 $2,270 $2,323 $2,347 $2,379 $9,693 $9,319 Efficiency ratio 62.1% 60.8% 55.3% 55.0% 56.8% 54.9% 56.9%

29 Appendix In millions 4Q23 1Q24 2Q24 3Q24 4Q24 2023 2024 Average assets Average assets $208,752 $211,478 $211,981 $209,581 $211,853 $205,397 $211,220 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) (8,473) (8,465) Core deposit and other intangible assets (154) (140) (126) (113) (100) (177) (120) Deferred taxes 39 33 30 28 29 44 33 Average tangible assets $200,172 $202,906 $203,420 $201,031 $203,317 $196,791 $202,668 Average common equity Average total equity $26,500 $27,019 $27,745 $28,725 $28,707 $25,899 $28,052 Preferred stock (2,011) (2,011) (2,405) (2,565) (2,394) (2,011) (2,344) Average common equity 24,489 25,008 25,340 26,160 26,313 23,888 25,708 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) (8,473) (8,465) Core deposit and other intangible assets (154) (140) (126) (113) (100) (177) (120) Deferred taxes 39 33 30 28 29 44 33 Average tangible common equity $15,909 $16,436 $16,779 $17,610 $17,777 $15,282 $17,156 GAAP to Tangible (Non-GAAP) Reconciliation

30 Appendix In millions 12/31/2023 3/31/2024 6/30/2024 9/30/2024 12/31/2024 Total assets Total assets $208,264 $215,137 $208,855 $211,785 $208,105 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (147) (132) (119) (107) (94) Deferred taxes 37 34 31 30 28 Total tangible assets $199,689 $206,574 $200,302 $203,243 $199,574 Total common equity Total equity $26,957 $27,169 $28,424 $28,876 $29,027 Preferred stock (2,011) (2,011) (2,744) (2,394) (2,394) Common equity 24,946 25,158 25,680 26,482 26,633 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (147) (132) (119) (107) (94) Deferred taxes 37 34 31 30 28 Total tangible common equity $16,371 $16,595 $17,127 $17,940 $18,102 GAAP to Tangible (Non-GAAP) Reconciliation